Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-53542) of the Unit Corporation Employees Thrift Plan of our report dated October 7, 2004 relating to the financial statements of Unit Corporation Employees' Thrift Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP

Tulsa, Oklahoma
October 13, 2004





                                  End of Filing